Corporate Fact Sheet

August 2017

STOCK INFORMATION (as of August 7, 2017)

Ticker:          CEMI
Exchange:        Nasdaq
Share Price:       $  6.35/share
Market Cap:       $78.16 Million

CORPORATE HIGHLIGHTS

A global leader in point-of-care (POC) infectious disease diagnostics
▪	Sales in 40+ countries
▪	Global commercialization organization servicing the U.S., Europe, Africa, Asia Pacific and Latin America
▪	Operations and manufacturing in the U.S. and Southeast Asia

Groundbreaking patented DPP® technology platform
▪	Superior sensitivity and specificity vs. traditional lateral flow technology
▪	Multiple tests from a tiny (10uL) drop of fingertip blood (multiplexing)

Robust pipeline of new DPP® POC assays in development
▪	DPP® HIV-Syphilis Combination Assay (U.S. version)
▪	DPP® Fever Assays –Africa (Malaria, Dengue, Zika, Chikungunya, Ebola, Lassa, Marburg)
▪	DPP®Fever Assay-Asia (Maleria, Dengue, Zika, Chikungunya, Leptospirosis, Rickettsia typhi, Burkholderia Pseudomallei Orientia tsutsugamushi.)
▪	DPP® Technology Collaborations (Traumatic Brain Injury, Cancer, Bovine TB)

Multiple high-value collaborations
▪	U.S. Government, HHS/ASPR/BARDA: Zika, Dengue, Chikungunya
▪	Paul G. Allen Ebola Program: Fever Panel- Africa, Zika
▪	Bill & Melinda Gates Foundation: Malaria Oral Fluid/Saliva
▪	Centers for Disease Control & Prevention (CDC): Malaria, Ebola
▪	FIND: Fever Panel- Asia

COMPANY SNAPSHOT

Chembio Diagnostics, Inc. (NASDAQ: CEMI) develops, manufactures, licenses and markets rapid diagnostic assays in the growing $8.0 billion point-of-care (POC) testing market.  In addition to its branded and proprietary HIV assays, which it sells in the U.S. and internationally, the Company has several ongoing collaborations for the development of diagnostic assays for Malaria, Dengue Fever, Zika, Ebola and other febrile illness, brain injury and a specific form of cancer.

Dual Path Platform (DPP®) is Chembio's patented POC technology, which offers significant advantages over lateral-flow technologies including enhanced sensitivity and the ability to conduct multiple tests from a single sample (multiplexing).  DPP® continues to  provide Chembio with a growing pipeline of business opportunities for the development and manufacture of new products.

CHEMBIO'S LEAD PRODUCTS
DPP® HIV-Syphilis Assay *available in selected non-U.S. markets
o	Rapid, multiplex detection of HIV 1, HIV 2 and syphilis using a single sample
DPP® HIV 1/2 Assay
o	Rapid detection of HIV 1 and HIV 2 antibodies in oral fluid and all blood matrices
HIV 1/2 STAT-PAK® Assay
o	Single-use, rapid, visual detection of HIV 1 and HIV 2 antibodies
SURE CHECK® HIV 1/2 Assay
o	Self-contained, single-use collection & testing device
(See graphics)

CHEMBIO'S DPP® DUAL PATH PLATFORM
▪	Patented technology
▪	Allows improved sensitivity and specificity compared to lateral flow technology
▪	Enables multiple test results via a single blood sample (e.g., HIV-Syphilis Combo Assay)
▪	Utilized with DPP® Micro Reader for semi-quantitive results
▪	Offers application within infectious disease and potential for a number of other indications
 (See graphics)
SALES AND MARKETING
▪	Global commercialization organization
▪	Internal sales and marketing infrastructure
▪	Partnerships with leading distributors
▪	Experienced and accomplished leadership
▪	Strategic base of operations in Southeast Asia
▪	Sales organization servicing the U.S., Europe, Africa, Asia Pacific and Latin America
MANUFACTURING AND OPERATIONS
▪	Operations in Medford, New York and Malaysia
▪	High volume manufacturing capabilities
▪	65,000 sq. ft. leased facilities
▪	Robust quality management system
▪	Regulatory access in Southeast Asia
▪	Total employees: ~165

Sexually Transmitted Diseases
HIV
o	Approximately 37 million people living with HIV/AIDS worldwide (2015)
o	More than 1.1 million people in the U.S. are living with HIV infection, and approximately 1 in 8 are unaware of their infection
SYPHILIS
o	Approximately 12 million people globally become ill with syphilis annually (2015)
o	From 2005-2013, syphilis cases in the U.S. nearly doubled, from 8,724 to 16,663

Fever Diseases

Malaria
•	Approximately 214 million infections and 438,000 deaths annually (2015)

Dengue Fever
•	Approximately 390 million infections annually with 40% of the world population at risk (2013)

Ebola
•	Approximately 28,000 infections and 11,000 deaths in 2014 – 2015

Zika
•	Since 2015, the geographical range of Zika virus has expanded rapidly, with transmission reported in 60+ countries

DPP PIPELINE & COLLABOTATORS
Chembio Current Internal Development:
•  DPP® HIV-Syphilis Assay (U.S. market)
•  DPP® Malaria Assay
•  DPP® Chikungunya Assay

Current Development Collaborations:
•  DPP® Dengue Fever – Undisclosed collaborator
•  DPP® Ebola & Febrile Illness – CDC Research Agreement
•  DPP® Fever Panel – Africa-  The Paul G. Allen Ebola Program
•  DPP® Fever Panel – Asia- FIND
•  DPP® Malaria OF/Saliva– The Bill & Melina Gates Foundation
•  DPP® Zika Assay – The Paul G. Allen Family Foundation & HHS/BARDA
•  DPP® Zika/Dengue/Chikungunya Assay – HHS/BARDA (option)
•  DPP® Traumatic Brain Injury – Perseus Science Group LLC
•  DPP® Cancer (a specific form) – Undisclosed collaborator
•  DPP® BovidTB Assay – U.S. Department of Agriculture

Tech Transfer and Distribution:
• DPP® technology for Geenius™ HIV 1/2 Confirmatory Assay – Bio Rad
• DPP® product distribution in Brazil – Oswaldo Cruz Foundation
• DPP® co-branding and distribution in Brazil – Labtest Diagnostica SA
SENIOR EXECUTIVE OFFICERS
John J. Sperzel III, Chief Executive Officer
Sharon Klugewicz, M.S., acting CEO, President, America's Region
Javan Esfandiari, M.S., Chief Science & Technology Officer
Richard Larkin, CPA, Chief Financial Officer
Robert Passas, Ph.D, President, EMEA & APAC Regions

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com